Exhibit 21

SUBSIDIARIES OF UNITED PARCEL SERVICE, INC.
As of December 31, 2018

Name of Subsidiary	Jurisdiction of Organization

BT Property Holdings, Inc.	Delaware
BT Realty II, Inc.	Maryland
BT Realty, Inc.	Maryland
C.C. & E. I, L.L.C.	Delaware
Coyote Logistics, LLC	Delaware
Coyote Logistics Midco, Inc.	Delaware
The UPS Store, Inc.	Delaware
Marken SAS	France
United Parcel Service Canada Ltd.	Canada
United Parcel Service Co.	Delaware
United Parcel Service General Services Co.	Delaware
United Parcel Service Italia SRL	Italy
United Parcel Service Nederland BV	Netherlands
United Parcel Service of America, Inc.	Delaware
United Parcel Service, Inc.	Ohio
UPICO Corporation	Delaware
UPINSCO, Inc.	U.S. Virgin Islands
United Parcel Service Deutschland S.à r.l. & Co. OHG	Germany
UPS Expedited Mail Services, Inc.	Delaware
United Parcel Service France SAS	France
UPS Global Treasury Plc	United Kingdom
UPS Ground Freight, Inc.	Virginia
UPS Grundstucksverwaltungs GmbH	Germany
UPS Limited	United Kingdom
UPS SCS, Inc.	Canada
UPS Supply Chain Solutions, Inc.	Delaware
UPS Worldwide Forwarding, Inc.	Delaware

The names of particular subsidiaries are omitted pursuant to Item 601(b)(21)(ii) of Regulation S-K.